UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

EXCEL TRUST, INC.

(BRE Retail Centers Corp as successor by merger to Excel Trust, Inc.)

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	000-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on July 31, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 9, 2015, by and among Excel Trust, Inc. (the “Company”), BRE Retail Centers Holdings LP, an affiliate of The Blackstone Group L.P. (“Parent”), BRE Retail Centers Corp (“Merger Sub”), BRE Retail Centers LP (“Merger Partnership”) and Excel Trust, L.P. (the “Operating Partnership”). Pursuant to the terms and conditions set forth in the Merger Agreement, on July 31, 2015, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Company Merger”), and Merger Partnership merged with and into the Operating Partnership, with the Operating Partnership continuing as the surviving partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of these transactions, Merger Sub remained a wholly-owned subsidiary of Parent and the Operating Partnership became a subsidiary of Merger Sub, which is the successor by merger to Excel Trust, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of the Mergers, certain subsidiaries of the Operating Partnership (the “Loan A Mortgage Borrowers”) obtained a $54,561,000 mortgage loan (the “Loan A Mortgage Loan”) from Wells Fargo Bank, N.A. (together with its successors and assigns, the “Lender”) and certain other subsidiaries of the Company (the “Loan B Mortgage Borrowers” and, together with the Loan A Mortgage Borrowers, the “Mortgage Borrowers”) obtained a $495,439,000 mortgage loan (the “Loan B Mortgage Loan” and, together with the Loan A Mortgage Loan, the “Mortgage Loans”) from the Lender. The Loan A Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on the following four properties owned by certain subsidiaries of the Operating Partnership, all related personal property, reserves, a pledge of all income received by the Loan A Mortgage Borrowers with respect to such properties and a security interest in a cash management account: Anthem Highlands (Las Vegas, Nevada); Centennial Crossroads (Las Vegas, Nevada); Pavilion Crossing (Brandon, Florida); and Red Rock Commons (St. George, Utah). The Loan B Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on the following twelve properties (the “Group B Properties”) owned by certain other subsidiaries of the Company, all related personal property, reserves, a pledge of all income received by the Loan B Mortgage Borrowers with respect to such properties and a security interest in a cash management account: The Shops at Fort Union (Salt Lake City, Utah); The Promenade (Scottsdale, Arizona); Park West Place (Stockton, California); Gilroy Crossing (Gilroy, California); Highland Reserve (Roseville, California); Riverpoint Marketplace (West Sacramento, California); Stadium Center (Manteca, California); Tracy Pavilion (Tracy, California); Edwards Theatres (San Diego, California); EastChase Market Center (Montgomery, Alabama); Shops at Foxwood (Ocala, Florida); and Monte Vista Crossing (Turlock, California).

The proceeds from the Mortgage Loans were used, among other things, to (i) repay the Company’s credit facility with Wells Fargo Bank, National Association, (ii) repay the Operating Partnership’s $75,000,000 Senior Series A Notes at 4.40% due November 12, 2020 and $25,000,000 Senior Series B Notes at 5.19% due November 12, 2023, (iii) repay an aggregate principal amount of $46 million of the Operating Partnership’s subsidiaries’ mortgage debt, (iv) pay for certain costs and expenses relating to the transactions in connection with the Mergers and (v) establish reserves, including certain reserves required to be established under the terms of the Mortgage Loans. As of July 31, 2015, after giving effect to the transactions described in this Current Report on Form 8-K, the Company had approximately $947 million of consolidated long-term debt, consisting of (x) approximately $495.4 million under the Loan B Mortgage Loan and (y) $451.6 million under the Operating Partnership’s Loan A Mortgage Loan and other long-term debt of the Operating Partnership.

The initial interest rate of each Mortgage Loan is equal to the one-month London interbank offered rate for deposits, or LIBOR, plus a margin rate of 1.85% (the “Spread”). The Mortgage Loans are scheduled to mature on August 9, 2017, with an option for the Mortgage Borrowers to extend the initial term for three one-year extension terms, subject to certain conditions. In the event the Mortgage Borrowers exercise the second or third one-year extension option, there will be an extension fee in an amount equal to 0.10% of the principal amount of the Mortgage Loan then outstanding. The Mortgage Loans are not subject to any mandatory amortization. In connection with the Mortgage Loans, the Borrowers entered into interest rate cap agreements, which cap the base interest rate of each Mortgage Loan before applying the applicable margins on the Mortgage Loans. The interest rate cap for the Loan A Mortgage Loan has a notional amount of $54,561,000, a termination date of August 9, 2017 and a strike rate of 5.00%. The interest rate cap for the Loan B Mortgage Loan has a notional amount of $495,439,000, a termination date of August 9, 2017 and a strike rate of 5.00%.

Each Mortgage Loan contains various representations and warranties, as well as certain financial, operating and other covenants that will among other things, limit the Company’s ability to:

•	incur additional secured or unsecured indebtedness;

•	make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to such Mortgage Loan by the outstanding principal amount of the indebtedness under the Mortgage Loans, is less than 9.00%;

•	make investments or acquisitions;

•	use assets as security in other transactions;

•	sell assets (except that the Mortgage Borrowers are permitted to sell assets so long as the debt yield is not reduced, subject to payment of applicable prepayment premiums and other property release requirements and conditions);

•	guarantee other indebtedness; and

•	consolidate, merge or transfer all or substantially all of the Company’s assets.

Defaults under the Mortgage Loans include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Mortgage Loans without any required consent from the applicable Lender, defaults under material agreements relating to the properties, including management agreements, bankruptcy of a Mortgage Borrower or the Operating Partnership, failure to maintain required insurance and a failure to observe other covenants under the Mortgage Loans, in each case subject to any applicable cure rights.

During the first twelve months of the initial term of the Mortgage Loans (such period, the “Spread Maintenance Period”), each Mortgage Borrower may prepay up to 20% of the Mortgage Loan to which it is a party without prepayment penalty or fee. After the expiration of the Spread Maintenance Period, the Mortgage Borrowers may prepay the Mortgage Loans, in whole or in part, without prepayment penalty or fee. If a prepayment is made at any time prior to the expiration of the Spread Maintenance Period and such prepayment, when aggregated with all other prepayments made by a Mortgage Borrower of the applicable Mortgage Loan, exceeds 20% of the amount of such Mortgage Loan funded to such Mortgage Borrower, then such Mortgage Borrower will pay to the Lenders an amount equal to the sum of the present value of each future installment of interest that would be payable under such Mortgage Loan on the portion of the outstanding principal amount of the Mortgage Loan that is repaid from the date of such prepayment through and including the date the Spread Maintenance Period ends, assuming an interest rate equal to the Spread, discounted at an interest rate per annum equal to LIBOR as of the date of such payment. Notwithstanding the foregoing, any prepayment of the Mortgage Loans with casualty or condemnation proceeds will not be subject to any limitation on prepayment or any prepayment fee or penalty.

In addition, the applicable Mortgage Borrowers for each Mortgage Loan and Blackstone Property Partners Lower Fund 1 L.P. (the “Guarantor”) will have recourse liability under the Mortgage Loans for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Mortgage Borrowers, any member or general partner of Mortgage Borrower, the Guarantor or their respective affiliates which constitute fraud, intentional misrepresentation, misappropriation of funds (including insurance proceeds), removal or disposal of any property after an event of default under the Mortgage Loans, a violation of the transfer restrictions set forth in the loan agreements and willful misconduct that results in physical damage or waste to any property. The applicable Mortgage Borrowers for each Mortgage Loan and the Guarantor will also have recourse liability for each Mortgage Loan in the event of a voluntary or collusive involuntary bankruptcy of any

Mortgage Borrower, in the event Mortgage Borrower, any member or general partner of Mortgage Borrower, the Guarantor or their respective affiliates consent to or join in the application for the appointment of a custodian, receiver, trustee or examiner of any Borrower, or any property or any Borrower making an assignment for the benefit of creditors.

The description of the Mortgage Loans contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the loan agreements, which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K, and the forms of security instruments, which are filed as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Acquisition

On July 31, 2015, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (other than certain shares of Common Stock as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $15.85, without interest (the “Merger Consideration”).

Each share of the Company’s 7.00% Series A Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) issued and outstanding immediately prior to the Company Merger Effective Time was redeemed in the Company Merger on July 31, 2015 through the payment of $28.8993 in cash, without interest, and each share of the Company’s 8.125% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) issued and outstanding immediately prior to the Company Merger Effective Time was redeemed in the Company Merger on July 31, 2015 through the payment of $25.0846 per share, without interest.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each common operating partnership unit in the Operating Partnership (each, an “OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than OP Units owned by Merger Sub as the surviving company in the Company Merger) were automatically converted into the right to receive $15.85, without interest, or, in lieu of receiving the cash consideration, a qualifying holder of OP Units that properly elected to do so received newly issued 5.50% Series C Cumulative Preferred Units (the “Series C Preferred Units”) in the Operating Partnership as the surviving partnership in the Partnership Merger.

The description of the Company Merger, the Partnership Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 10, 2015, and is incorporated by reference herein.

Distribution

On July 31, 2015, in connection with the closing of the Mergers, the Operating Partnership contributed wholly-owned subsidiaries owning the twelve Group B Properties to Excel Trust B LLC, a newly formed, wholly-owned subsidiary of the Operating Partnership. These properties collectively represented approximately 45.1% of the Operating Partnership’s property, net, and 43.6% of the Operating Partnership’s total assets, in each case as of June 30, 2015, and approximately 40.0% of the Operating Partnership’s total revenue and 42.4% of the Operating Partnership’s property operating income, in each case for the six-month period ended June 30, 2015. Property operating income is defined as operating revenues (rental revenue, tenant recoveries and other income) less property operating expenses (maintenance and repairs, real estate taxes, management fees, and other operating expenses). Following the contribution, the Operating Partnership distributed all of its interests in Excel Trust B LLC to the Operating Partnership’s parent company, Merger Sub, which is the successor by merger to Excel Trust, Inc. As a consequence of the contribution and distribution, the Group B Properties are no longer owned indirectly by the

Operating Partnership, although the Group B Properties are owned indirectly by Merger Sub, the Operating Partnership’s parent company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, Merger Sub notified the New York Stock Exchange (the “NYSE”) on July 31, 2015 that, effective on that date, (i) each share of Common Stock (other than certain shares of Common Stock as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive the Merger Consideration and (ii) each share of Series B Preferred Stock was redeemed in the Company Merger through the payment of $25.0846 per share, without interest. As a result, all shares of Common Stock and Series B Preferred Stock were removed from trading on the NYSE following the close of trading on July 31, 2015. On July 31, 2015, Merger Sub requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Stock and Series B Preferred Stock from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Merger Sub or the Operating Partnership, as applicable, intends to file Forms 15 with the SEC requesting the termination of registration of the Common Stock, the Series B Preferred Stock and the OP Units under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock, the Series B Preferred Stock, the OP Units and the Operating Partnership’s $250,000,000 4.625% Senior Notes due 2024 and the guarantees of such notes. Once such measures become effective, Merger Sub and the Operating Partnership will no longer be required to prepare and file public reports and Merger Sub and the Operating Partnership will cease to file reports with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

Upon the Partnership Merger Effective Time, the Operating Partnership as the surviving partnership in the Partnership Merger issued an aggregate of 944,970 Series C Preferred Units to former holders of OP Units, who, in lieu of the cash consideration, had properly elected to receive newly issued Series C Preferred Units in the Partnership Merger in exchange for the OP Units held by them in the Operating Partnership. The Series C Preferred Units are not convertible into, or exchangeable for, any other equity securities and were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the Company Merger Effective Time, each holder of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock issued and outstanding immediately prior to the Company Merger Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Common Stock to receive the Merger Consideration).

Upon the Partnership Merger Effective Time, each holder of OP Units issued and outstanding immediately prior to the Partnership Merger Effective Time ceased to have any rights as a holder of OP Units (other than the right of the holders of OP Units to receive the cash consideration therefor or, in lieu of receiving the cash consideration, Series C Preferred Units).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Company Merger, a change in control of the Company occurred, and Merger Sub, as successor by merger to the Company, remained a wholly-owned subsidiary of Parent, an affiliate of The Blackstone Group L.P. As a result of the completion of the Partnership Merger, a change in control of the Operating Partnership occurred, and the Operating Partnership, as the surviving entity in the Partnership Merger, continued as a subsidiary of Merger Sub.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, in connection with the Mergers, Gary B. Sabin, Spencer G. Plumb, Mark T. Burton, Bruce G. Blakley, Burland B. East III, Robert E. Parsons, Jr. and Warren R. Staley resigned from the board of directors of the Company at the Company Merger Effective Time. These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On August 6, 2015, the Operating Partnership issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it has commenced a cash tender offer in respect of its $250 million 4.625% Senior Notes due 2024. In connection with the tender offer, the Operating Partnership is also soliciting consents for certain amendments to the indenture governing the notes that would eliminate certain of the restrictive covenants and certain events of default contained in the indenture.

Holders must validly tender their notes in the tender offer and deliver their consents to the consent solicitation at or prior to 5:00 p.m., New York City time, on August 20, 2015 (as it may be extended, the “Consent Payment Deadline”) in order to be eligible to receive the total consideration offered in the tender offer of $1,000 per $1,000 principal amount of notes validly tendered and not validly withdrawn. Holders validly tendering their notes after the Consent Payment Deadline and prior to the expiration of the tender offer will be eligible to receive only the tender offer consideration of $970 per $1,000 principal amount of notes so tendered, namely the total consideration less the $30 consent payment included in the total consideration. The tender offer and related consent solicitation will expire at 11:59 p.m., New York City time, on September 3, 2015, unless extended or earlier terminated.

The tender offer and the consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated August 6, 2015 and the related Letter of Transmittal and Consent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Loan Agreement, dated as of July 31, 2015, by and among the Loan A Mortgage Borrowers, Wells Fargo Bank, National Association and its assignees, as lenders, and Wells Fargo Bank, National Association, as administrative agent

10.2	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 31, 2015, by certain Loan A Mortgage Borrowers, as grantors, to Trustee (as defined therein), as trustee, for the benefit of Wells Fargo Bank, National Association, as administrative agent

10.3	Loan Agreement, dated as of July 31, 2015, by and among the Loan B Mortgage Borrowers, Wells Fargo Bank, National Association and its assignees, as lenders, and Wells Fargo Bank, National Association, as administrative agent

10.4	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 31, 2015, by certain Loan B Mortgage Borrowers, as grantors, to Trustee (as defined therein), as trustee, for the benefit of Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release Announcing Cash Tender Offer and Consent Solicitation, dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BRE Retail Centers Corp (as successor by merger to Excel Trust, Inc.) and Excel Trust, L.P. have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	BRE RETAIL CENTERS CORP

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXCEL TRUST, L.P.

By: BRE Retail Centers Corp,
its General Partner

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Loan Agreement, dated as of July 31, 2015, by and among the Loan A Mortgage Borrowers, Wells Fargo Bank, National Association and its assignees, as lenders, and Wells Fargo Bank, National Association, as administrative agent

10.2	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 31, 2015, by certain Loan A Mortgage Borrowers, as grantors, to Trustee (as defined therein), as trustee, for the benefit of Wells Fargo Bank, National Association, administrative agent

10.3	Loan Agreement, dated as of July 31, 2015, by and among the Loan B Mortgage Borrowers, Wells Fargo Bank, National Association and its assignees, as lenders, and Wells Fargo Bank, National Association, as administrative agent

10.4	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 31, 2015, by certain Loan B Mortgage Borrowers, as grantors, to Trustee (as defined therein), as trustee, for the benefit of Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release Announcing Cash Tender Offer and Consent Solicitation, dated August 6, 2015